Registration No. 333-45907

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PEDIATRIC SERVICES OF AMERICA, INC.

(Exact name of registrant as specified in its charter)

Delaware	58-1873345
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

310 Technology Parkway

Norcross, Georgia 30092-2929

(Address of Principal Executive Offices)

Pediatric Services of America, Inc. Amended and Restated Stock Option Plan and

Pediatric Services of America, Inc. Amended and Restated Directors Stock Option Plan

(Full Title of Plans)

Daniel J. Kohl

President and Chief Executive Officer

310 Technology Parkway

Norcross, Georgia 30092-2929

(770) 441-1580

(Name, Address and Telephone Number, including Area Code, of Agent for Service)

Copies To:

Thomas Wardell, Esq.

McKenna Long & Aldridge LLP

303 Peachtree Street, Suite 5300

Atlanta, Georgia 30308

DEREGISTRATION OF SECURITIES

Pediatric Services of America, Inc. (the “Registrant”) is filing this Post-Effective Amendment No. 1 relating to the Registration Statement on Form S-8 (Registration No. 333-45907), filed with the Securities and Exchange Commission on February 10, 1998 in connection with the Registrant’s Pediatric Services of America Amended and Restated Stock Option Plan (the “Stock Option Plan”) and the Pediatric Services of America, Inc. Amended and Restated Directors Stock Option Plan (the “Directors Plan”). The Registrant has terminated the offering of shares under the Stock Option Plan and the Directors Plan.

The Registrant entered into an Agreement and Plan of Merger, dated as of April 25, 2007 (the “Merger Agreement”), with Portfolio Logic LLC, a Delaware limited liability company (which subsequently assigned its rights under such agreement to Pediatric Services Holding Corporation, its subsidiary), and Pointer Acquisition Co., Inc., a Delaware corporation (“Merger Sub”). The Merger Agreement contemplates, among other things, the merger of Merger Sub with and into the Registrant (the “Merger”), with the Registrant being the surviving entity and becoming a direct, wholly-owned subsidiary of Pediatric Services Holding Corporation. The Merger was consummated on August 31, 2007.

In connection with the Merger, the undersigned Registrant hereby removes and withdraws from registration all securities registered pursuant to this Registration Statement that remain unsold.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norcross, State of Georgia, on August 31, 2007.

PEDIATRIC SERVICES OF AMERICA, INC.

By:	/s/ Daniel J. Kohl
Daniel J. Kohl
President and
Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on August 31, 2007.

Signatures	Title

/s/ Daniel J. Kohl Daniel J. Kohl	President, Chief Executive Officer, and Director (Principal Executive Officer)

/s/ Lori Reel Lori Reel	Chief Financial Officer, Vice President, Treasurer and Secretary (Principal Financial and Accounting Officer)

/s/ Jeffrey D. Zients Jeffrey D. Zients	Director

/s/ Michael D’Amato Michael D’Amato	Director